Exhibit 3.3
CERTIFICATE OF LIMITED PARTNERSHIP
OF
EAGLE ROCK ENERGY GP, L.P.
     This Certificate of Limited Partnership, dated May 25, 2006, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.
     1. Name. The name of the limited partnership is “Eagle Rock Energy GP, L.P.”.
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
     The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
     3. General Partner. The name and the business, residence or mailing address of the general partner are:
Eagle Rock Energy G&P, LLC
14950 Heathrow Forest Parkway, Suite 111
Houston, Texas 77032
     EXECUTED as of the date written first above.

EAGLE ROCK ENERGY G&P, LLC Its General Partner

By:	/s/ Joan A.W. Schnepp

Joan A.W. Schnepp Authorized Person